Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)
ProShares Trust II
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Exchange-Traded Vehicle Securities	ProShares Trust II, on behalf of ProShares VIX Short-Term Futures ETF (VIXY) ProShares Ultra VIX Short-Term Futures ETF (UVXY) ProShares Short VIX Short-Term Futures ETF (SVXY) Common Units of Beneficial Interest	Rule 457(u)	(1)	(1)	(1)		(2)

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due					(1)		(1)

(1)
In accordance with Rule 456(d) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of Common Units of Beneficial Interest of ProShares Trust II, on behalf of ProShares VIX Short-Term Futures ETF (VIXY), ProShares Ultra VIX Short-Term Futures ETF (UVXY), and ProShares Short VIX Short-Term Futures ETF (SVXY) (the “Shares”) are being registered as may from time to time be offered hereunder at indeterminate prices.

(2)
In accordance with Rules 456(d) and 457(u) under the Securities Act, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	ProShares Trust II	S-3	333-259576	February 15, 2022			Exchange-Traded Vehicle Securities	ProShares Trust II, on behalf of ProShares VIX Short-Term Futures ETF (VIXY) ProShares Ultra VIX Short-Term Futures ETF (UVXY) ProShares Short VIX Short-Term Futures ETF (SVXY) Common Units of Beneficial Interest	$7,519,340,880	$7,519,340,880	$778,979

(1)
Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the
Shares
will be partially offset by the registration fees paid in connection with unsold securities registered pursuant to certain registration statement on Form
S-3
(File
No. 333-259576)
initially filed by ProShares Trust II on September 15, 2021 (the “Prior Registration Statement”). On February 15, 2022, a registration statement on Form
S-3
was filed by the Fund (File
No. 333-262729)
relating to the offer of an indeterminate number of Shares in accordance with Rule 456(d), of which the registration fees would be partially offset by the registration statement fee of $767,738 that was previously paid with respect to the then available Share value that remained unsold off the Prior Registration Statement on February 22, 2022, the date of effectiveness. On March 31, 2023, a registration fee due under Rule 456(d) of $9,493 was offset and $758,245 was then available to partially offset registration fees due under Rule 456(d) as they become due. On March 29, 2024, a registration fee due under Rule 456(d) of $81,665 was offset and $676,580 was then available to partially offset registration fees due under Rule 456(d) as they become due. In addition to the $676,580 amount reported on Form 424i filed on March 29, 2024, ProShares Trust II has a general credit of $276,665, which will be used by the Trust in the future to partially offset filing fees due under Rule 456(d) with regard to any of the Trust’s series as they become due.